PURCHASE OF GOODWILL AGREEMENT

         THIS PURCHASE OF GOODWILL AGREEMENT (this "Agreement") is entered into effective this 1st day of June, 1998, by and among AUTO NETWORK USA, INC., an Arizona corporation ("ANET"), AUTO NETWORK USA OF NEW MEXICO, INC., New Mexico corporation ("ANET-NM") and JBS, LLC, a New Mexico limited liability company ("JBS").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1. PURCHASE OF GOODWILL. In consideration for and in exchange for the goodwill which ANET-NM is receiving from JBS, JBS shall receive stock in ANET, the parent of ANET-NM, as follows:

         (a) Upon execution of this Agreement, 266,667 shares of the voting common stock of ANET shall be issued to JBS, and held in escrow, subject to a one (1) year holding period (Rule 144 restriction). These shares are subject to forfeiture only if ANET-NM is not doing business as of June 1, 1999.

         (b) Up to 266,667 shares of the voting common stock of ANET shall be issued to JBS upon the timely completion of the audit of ANET-NM as of March 31, 1999 (for the period June 1, 1998 through March 31, 1999). If Pre-Tax Earnings of ANET-NM (as defined below) equal or exceed $60,000 for this period, all 266,667 shares of the voting common stock of ANET shall be automatically issued to JBS, subject to a one (1) year holding period (Rule 144 restriction). If Pre-Tax Earnings of ANET-NM are less than $30,000 for the period ended March 31, 1999, JBS shall be deemed to have forfeited the entire 266,667 shares. If Pre-Tax Earnings of ANET-NM are between $30,000 and $59,999, JBS shall receive a pro-rata share of the 266,667 shares. By way of example, if Pre-Tax Earnings of ANET-NM are $45,000, JBS shall earn and be immediately issued 133,333.5 shares of voting common stock of ANET.

         (c) Up to 266,666 shares of voting common stock of ANET shall be issued to JBS upon timely completion of the audit of ANET-NM as of March 31, 2000 (for the period April 1, 1999 through March 31, 2000). If Pre-Tax Earnings of ANET-NM equal or exceed $120,000 for said period, all 266,666 shares shall be automatically issued to JBS subject to a one (1) year holding period (Rule 144 restriction). If Pre-Tax Earnings of ANET-NM are less than $60,000, JBS shall be deemed to have forfeited the entire 266,666 shares. If Pre-Tax Earnings of ANET-NM are between $60,000 and $119,999, JBS shall receive a pro-rata share of the 266,666 shares. By way of example, if Pre-Tas Earnings of ANET-NM are $90,000, JBS shall earn and be immediately issued 133,333 shares of voting common stock of ANET.

The parties agree that goodwill of JBS being acquired by ANET-NM has a fair market value of TWENTY CENTS ($.20) per share.



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For  purposes  of (b) and (c)  above,  "Pre-Tax  Earnings"  shall be  defined as follows: all income and earnings of ANET-NM, less the direct operating expenses for ANET-NM including, without limitation: interest expense to ANET, and other third party lenders; insurance coverage for the vehicles purchased in the business; rent, utilities and taxes to be paid under a lease to G & B Investments LLC; cost of personnel; costs of legal and accounting as contracted by JBS; cleaning and supplies; and telephone expenses. Pre-Tax Earnings shall NOT include any expenses or allocations by ANET for consulting, managerial, auditing or otherwise. In other words, ANET-NM's Pre-Tax Earnings shall be completely separate from those of ANET.

2. RESTRICTIONS ON STOCK. All of the shares of the voting common stock of ANET to be issued to JBS shall be subject to the Securities and Exchange Commission Rule 144 one (1) year holding period. Once issued and earned hereunder, none of the shares of ANET stock issued to JBS shall be subject to forfeiture or other restrictions. ANET agrees that the stock earned and issued to JBS represents four percent (4%) of the outstanding shares of ANET, and shall only be diluted on a pro-rata basis with all the other shareholders of ANET.

3. ESCROW. The 266,667 shares issued on June 1, 1998 shall be held in escrow by Allegra A. Hanson, P.C. until the end of the forfeiture period, June 1, 1999.

4. OPTIONS. As additional consideration for and in exchange for further services to be provided by JBS, JBS shall receive stock in ANET, the parent of ANET-NM, as follows:

         (a) a multiplier of five (5) options for every dollar of Pre-Tax Earnings of ANET-NM in excess of $60,000, for the tax year ended March 31, 1999, to be granted upon completion of a timely audit; and

         (b) a multiplier of five (5) options for every dollar of Pre-Tax Earnings of ANET-NM in excess of $120,000, for the tax year ended March 31, 2000, to be granted upon completion of a timely audit.

         The options shall be exercisable for a period of three (3) years from and after the grant date, at the bid price as of March 31, 1999 or 2000, respectively. The shares represented by this option shall be subject only to the one (1) year holding period (Rule 144 restriction).

5. MISCELLANEOUS. This Agreement shall remain in full force and effect so long as ANET-NM remains in business. The parties may mutually agree to terminate this Agreement at any time. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico. This Agreement may not be altered, changed, or amended except by instrument in writing executed by the parties hereto.



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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove set forth.

JBS, LLC                                             "ANET"
a New Mexico Limited Liability Company
                                                  AUTO NETWORK USA, INC.
                                                  an Arizona corporation

      /S/ JULES GOLLINS                           By:    /S/  MARK MOLDENHAUER
Managing Member                                          Secretary

                                                     "ANET-NM"
      /S/ BRUCE BURTON                            AUTO NETWORK USA OF
Managing Member                                   NEW MEXICO, INC.
                                                  a New Mexico corporation

     /S/ STUART M. BAILEY                         By:    /S/ JULES GOLLINS
Managing Member                                          President




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